CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-144183) and Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 333-57294) pertaining to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan of our report dated February 27, 2009, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and Subsidiaries as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for the year then ended, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, included in GulfMark Offshore, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.
UHY LLP
/s/ UHY LLP
Houston, Texas
February 24, 2010